Brian Smith
ESI
503-672-5760
smithb@esi.com
ESI Announces Fourth Quarter Fiscal 2015 Results

PORTLAND, Ore. – May 12, 2015 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), an innovator of laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2015 fourth quarter ended March 28, 2015. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring charges, asset write-offs, and other items.
Revenue in the fourth quarter was $37.6 million, compared to $43.7 million in the third quarter of 2015 and $37.1 million in the fourth quarter of last fiscal year. GAAP net loss was $15.1 million or $0.48 per share. GAAP net loss included costs associated with a previously-announced site consolidation and write-off of the company’s minority equity investment. Non-GAAP fourth quarter net loss was $6.5 million or $0.21 per share.
“This was a productive quarter, as we achieved critical product milestones and delivered revenue and earnings that were better than expected,” stated Ed Grady, president and CEO of ESI. “We introduced two key new products directed at the PCB industry, one of which contained a new internally-developed laser yielding higher performance. We also closed the Topwin acquisition to drive our business in China, and took actions to consolidate locations to improve efficiency and agility.”
Bookings for the fourth quarter were $40.0 million, compared to $40.6 million in the prior quarter and $31.7 million last year. Grady continued, “Bookings reflected solid performance from most of our product groups, with good growth year over year in our interconnect and component test businesses as we invest to expand into our target markets.”
GAAP gross margin was 37.1%. Non-GAAP gross margin was 40.7% compared to 36.9% in the prior quarter. Operating expenses were $25.2 million, which included one-time charges related to our facility closure and acquisition-related charges associated with Topwin. On a non-GAAP basis operating expenses were $21.7 million compared to $20.5 million last quarter. Non-GAAP operating loss was $6.4 million compared to $4.4 million in the third quarter.
Full Year Fiscal 2015 Results
Fiscal 2015 revenue was $159 million, down 12% compared to $181 million in fiscal 2014. On a GAAP basis, fiscal 2015 net loss was $35.9 million or $1.17 per share, compared to net loss of $38.3 million or $1.28 per share in the prior year. On a non-GAAP basis, net loss was $23.4 million or $0.76 per share, compared to net loss of $5.1 million or $0.17 per share in 2014.
Balance Sheet and Cash Flow
At quarter end, cash and investments were $58 million. The company used $11.0 million of cash in operations during the quarter. Inventories decreased $2.8 million, and trade receivables increased by $5.4 million. In addition, the company spent approximately $9.0 million in connection with the acquisition of Topwin Optoelectronics.
First Quarter 2016 Outlook
Revenues for the first quarter of fiscal 2016 are expected to be in the $40 million range. Non-GAAP loss per share is expected to be $0.15 to $0.20.
Grady concluded, "Our new products and new applications are key to ESI's turnaround effort. Initial customer reaction to our new CornerStoneTM and GemStoneTM products has been encouraging. The addition of Topwin has already begun to contribute in terms of both product portfolio and customer engagements, and we are on track to introduce a new cost-effective flexible micromachining system leveraging a Topwin platform this quarter. Finally, we are improving the efficiency of our business to help us achieve our financial goals as we grow our revenues over the next several quarters."
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.
The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 52942680. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through May 22, 2015, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 72366166. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring charges and other items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI’s integrated solutions allow industrial designers and process engineers to control the power of laser light to transform materials in ways that differentiate their consumer electronics, wearable devices, semiconductor circuits and high-precision components for market advantage. ESI’s laser-based manufacturing solutions feature the micro-machining industry’s highest precision and speed, and target the lowest total cost of ownership. ESI is headquartered in Portland, Ore., with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, growth, products, revenue, profitability, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors, including component prices, global economic strength and political stability, timing of consumer product introductions and overall demand for electronic devices (such as semiconductors, printed circuit boards, displays, LEDs, capacitors and other components) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; the risk that we do not successfully integrate Topwin Optoelectronics; the risk that our new products may not gain acceptance in the marketplace; foreign currency fluctuations; the risk that efficiencies realized from our site consolidation are not as large as expected; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

ESI Announces Fourth Quarter and Fiscal 2015 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2015 Results
(In thousands, except per share data)
(Unaudited)

Operating Results:
	Fiscal quarter ended			Fiscal year ended
	Mar 28, 2015	Dec 27, 2014	Mar 29, 2014	Mar 28, 2015	Mar 29, 2014
Net sales	$37,571	$43,661	$37,081	$159,118	$181,167
Cost of sales	23,633	27,884	33,354	100,387	117,141
Gross profit	13,938	15,777	3,727	58,731	64,026
	37%	36%	10%	37%	35%
Operating expenses:
Selling, service and administration	13,939	13,397	14,516	53,351	55,753
Research, development and engineering	9,214	8,383	9,927	35,166	37,839
Restructuring costs	2,069	—	1,101	2,069	1,070
Gain on sale of property and equipment, net	—	—	—	—	(1,301)
Gain on acquisition of Semiconductor Systems business	—	—	—	—	(499)
Net operating expenses	25,222	21,780	25,544	90,586	92,862
Operating loss	(11,284)	(6,003)	(21,817)	(31,855)	(28,836)
Non-operating (expense) income:
Loss and other-than-temporary impairment of cost method investments	(4,263)	—	(6,115)	(4,263)	(9,703)
Interest and other income, net	564	64	(2)	430	113
Total non-operating (expense) income	(3,699)	64	(6,117)	(3,833)	(9,590)
Loss before income taxes	(14,983)	(5,939)	(27,934)	(35,688)	(38,426)
Provision for (benefit from) income taxes	69	437	(301)	234	(92)
Net loss	$(15,052)	$(6,376)	$(27,633)	$(35,922)	$(38,334)
Net loss per share—basic	$(0.48)	$(0.21)	$(0.92)	$(1.17)	$(1.28)
Net loss per share—diluted	$(0.48)	$(0.21)	$(0.92)	$(1.17)	$(1.28)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2015 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2015 Results
(Amounts in thousands)
(Unaudited)

Financial Position as of:
	Mar 28, 2015	Dec 27, 2014	Mar 29, 2014
ASSETS
Current assets:
Cash and cash equivalents	$50,994	$70,066	$68,461
Short-term investments	6,612	9,565	38,444
Trade receivables, net	45,951	40,503	37,813
Inventories	56,637	59,424	58,902
Shipped systems pending acceptance	2,516	948	2,054
Deferred income taxes, net	178	145	161
Other current assets	6,090	3,812	4,674
Total current assets	168,978	184,463	210,509
Non-current assets:
Non-current investments	—	—	3,985
Property, plant and equipment, net	25,858	27,187	27,930
Non-current deferred income taxes, net	174	628	704
Goodwill	17,859	7,889	7,889
Acquired intangible assets, net	8,958	5,733	6,845
Other assets	9,555	13,200	12,347
Total assets	$231,382	$239,100	$270,209
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,514	$14,175	$14,465
Accrued liabilities	20,237	19,429	20,524
Deferred income tax liability, net	173	170	170
Deferred revenue	12,376	7,823	10,515
Total current liabilities	42,300	41,597	45,674
Non-current liabilities:
Income taxes payable	1,176	1,298	1,654
Deferred income tax liability, net	443	—	—
Shareholders’ equity:
Preferred and common stock	191,387	184,696	183,193
(Accumulated deficit) retained earnings	(3,852)	11,200	39,336
Accumulated other comprehensive (loss) income	(72)	309	352
Total shareholders’ equity	187,463	196,205	222,881
Total liabilities and shareholders’ equity	$231,382	$239,100	$270,209
End of period shares outstanding	31,272	30,606	30,155

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2015 Results

Electro Scientific Industries, Inc.
Analysis of Fourth Quarter and Fiscal 2015 Results
(Dollars and shares in thousands)
(Unaudited)

	Fiscal quarter ended			Fiscal year ended
	Mar 28, 2015	Dec 27, 2014	Mar 29, 2014	Mar 28, 2015	Mar 29, 2014
Sales detail:
Interconnect & Microfabrication Group	$25,842	$28,043	$22,851	$101,433	$120,947
Semiconductor Group	6,617	11,453	10,696	38,586	35,779
Components Group	5,112	4,165	3,534	19,099	24,441
Total	$37,571	$43,661	$37,081	$159,118	$181,167

Gross margin %	37%	36%	10%	37%	35%
Selling, service and administration expense %	37%	31%	39%	34%	31%
Research, development and engineering expense %	25%	19%	27%	22%	21%
Operating loss %	(30%)	(14%)	(59%)	(20%)	(16%)
Effective tax rate %	(0.5%)	(7%)	1%	(0.7%)	0.2%
Weighted average shares outstanding - basic	31,106	30,617	30,130	30,657	29,974
Weighted average shares outstanding - diluted	31,106	30,617	30,130	30,657	29,974
End of period employees	695	652	633	695	633

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2015 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2015 Results
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:
	Fiscal quarter ended			Fiscal year ended
	Mar 28, 2015	Dec 27, 2014	Mar 29, 2014	Mar 28, 2015		Mar 29, 2014
Gross profit per GAAP	$13,938	$15,777	$3,727	$58,731		$64,026
Purchase accounting	298	163	448	1,134		2,710
Equity compensation	112	154	164	586		722
Charges for inventory write-off of discontinued product	952	—	12,785	952		12,786
Non-GAAP gross profit	$15,300	$16,094	$17,124	$61,403		$80,244
Non-GAAP gross margin	40.7%	36.9%	46.2%	38.6%		44.3%

Operating expenses per GAAP	$25,222	$21,780	$25,544	$90,586		$92,862
Purchase accounting	(90)	(90)	(151)	(360)		(900)
Equity compensation	(946)	(885)	(810)	(3,874)		(5,383)
Acquisition and integration costs	(465)	(311)	(204)	(776)		(1,508)
Restructuring costs	(2,069)	—	(1,101)	(2,069)		(1,070)
Legal settlement (costs) proceeds, net	—	—	—	—		(68)
Gain on sale of property and equipment, net	—	—	—	—		1,301
Gain on purchase of acquisition of Semiconductor Systems business	—	—	—	—		499
Charges for asset write-off	—	—	(1,020)	—		(1,020)
Non-GAAP operating expenses	$21,652	$20,494	$22,258	$83,507		$84,713
% of Net sales	58%	47%	60%	52%		47%

Operating loss per GAAP	$(11,284)	$(6,003)	$(21,817)	$(31,855)		$(28,836)
Non-GAAP adjustments to gross profit	1,362	317	13,397	2,672		16,218
Non-GAAP adjustments to operating expenses	3,570	1,286	3,286	7,079		8,149
Non-GAAP operating (loss) income	$(6,352)	$(4,400)	$(5,134)	$(22,104)		$(4,469)
% of Net sales	(17%)	(10%)	(14%)	(14%)		(2%)

Non-operating (expense) income, net per GAAP	$(3,699)	$64	$(6,117)	$(3,833)		$(9,590)
Loss and other-than-temporary impairment of cost method investments	4,263	—	6,115	4,263	—	9,703
Gain on liquidation of foreign subsidiary	(597)	—	—	(597)		—
Non-GAAP non-operating (expense) income	$(33)	$64	$(2)	$(167)		$113

Net loss per GAAP	$(15,052)	$(6,376)	$(27,633)	$(35,922)		$(38,334)
Non-GAAP adjustments to gross profit	1,362	317	13,397	2,672		16,218
Non-GAAP adjustments to operating expenses	3,570	1,286	3,286	7,079		8,149
Non-GAAP adjustments to non-operating expense	3,666	—	6,115	3,666		9,703
Income tax effect of other non-GAAP adjustments	(83)	93	(126)	(913)		(797)
Non-GAAP net (loss) income	$(6,537)	$(4,680)	$(4,961)	$(23,418)		$(5,061)
% of Net sales	(17%)	(11%)	(13%)	(15%)		(3%)
Basic Non-GAAP net (loss) income per share	$(0.21)	$(0.15)	$(0.16)	$(0.76)		$(0.17)
Diluted Non-GAAP net (loss) income per share	$(0.21)	$(0.15)	$(0.16)	$(0.76)		$(0.17)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2015 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2015 Results
(Amounts in thousands)
(Unaudited)

Consolidated Condensed Statements of Cash Flows:
	Fiscal quarter ended			Fiscal year ended
	Mar 28, 2015	Dec 27, 2014	Mar 29, 2014	Mar 28, 2015	Mar 29, 2014
Net loss	$(15,052)	$(6,376)	$(27,633)	$(35,922)	$(38,334)
Non-cash adjustments and changes in operating activities	4,080	(7,043)	12,390	8,429	19,218
NET CASH USED IN OPERATING ACTIVITIES	(10,972)	(13,419)	(15,243)	(27,493)	(19,116)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(8,213)	7,613	8,545	20,207	7,831
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	456	(2,613)	(2,025)	(8,709)	(9,100)
Effect of exchange rate changes on cash	(343)	(770)	10	(1,472)	(67)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(19,072)	(9,189)	(8,713)	(17,467)	(20,452)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	70,066	79,255	77,174	68,461	88,913
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$50,994	$70,066	$68,461	$50,994	$68,461

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com